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                                                                   Exhibit 23.01




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-1) filed pursuant to Rule 462(b) of the Securities and Exchange Act of 1933, as amended, the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and of our report dated October 27, 1998 (except Note 18, as to which the date is December 9, 1998) relative to the consolidated financial statements of Concur Technologies, Inc. (the Company) and our report dated August 14, 1998 relative to the financial statements of 7Software included in the Company's Registration Statement (Form S-1, No. 333-74685) and the related Prospectus of the Company for the registration of 3,100,000 shares of common stock, filed with the Securities and Exchange Commission.

                                                       /s/ ERNST & YOUNG LLP

                                                       ERNST & YOUNG LLP

Seattle, Washington
April 16, 1999